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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-65578 of Cendant Corporation on Form S-3 of our report dated January 29, 2001 (March 2, 2001, as to Note 27), appearing in the Annual Report on Form 10-K of Avis Group Holdings, Inc. for the year ended December 31, 2000 and included in the Current Report on Form 8-K of Cendant Corporation dated April 18, 2001.



/S/ DELOITTE & TOUCHE LLP
New York, New York
August 22, 2001